Exhibit 10.9

THE FEMALE HEALTH COMPANY

515 North State Street, Suite 2225

Chicago, IL 60654

August 27, 2015

Donna Felch

N5346 Meadowlark Road

Sheboygan Falls, WI 53085

Dear Donna:

Reference is made to the Consulting Agreement, dated as of January 1, 2013, as amended (the "Agreement"), between you and The Female Health Company (the "Company").  You have agreed, effective July 14, 2015, to accept a special assignment in the capacity of a director of the Company in reference to oversight of Administration and FC2.

The purpose of this letter agreement is to set forth our agreement regarding the termination of the Agreement effective as of July 14, 2015, now that you have the additional responsibilities pursuant to your special assignment.  In that regard, we agree that the Agreement shall be terminated effective as of July 14, 2015, and neither party shall have any further rights or obligations thereunder.  We also agree that all compensation paid to you under the Agreement for the period between July 14, 2015 and August 27, 2015, shall be deducted from the compensation payable to you for your special assignment for such period.

If you agree to the foregoing, please so indicate by signing where indicated below.

Yours very truly,

THE FEMALE HEALTH COMPANY

BY /s/  O.B. Parrish

O.B. Parrish, Chief Executive Officer

Agreed to as of the date first above written:

/s/   Donna Felch

Donna Felch